EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying Quarterly Report on Form 10-Q of Lason, Inc. for the quarter ended September 30, 2003, each of the undersigned hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of our respective knowledge and belief, that:

(1)	such Quarterly Report on Form 10-Q of Lason, Inc. for the quarter ended September 30, 2003, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in such Quarterly Report on Form 10-Q of Lason, Inc. for the quarter ended September 30, 2003, fairly presents, in all material respects, the financial condition and results of operations of Lason, Inc.

The foregoing Certification is subject to and qualified by the disclosures in Part I, Note 2 and in Part 1, Item 2 which provides that while the unaudited condensed consolidated financial statements of registrant included in this quarterly report have been prepared in conformity with generally accepted accounting principles for interim financial information, they are not in conformity with the instructions for Form 10-Q and Rule 10-01 of Regulations S-X, as registrant has not presented comparable information for the nine months ended September 30, 2002. Reference is made to “Part 1, Note 2: Basis of Presentation” and “Part 1, Item 2: Management’s Discussion and Analysis of Financial Condition and Results of Operations — Fresh Start Reporting and Factors that Affect Comparability of Financial Information” for a more complete discussion.

November 12, 2003	/s/	Ronald D. Risher

Ronald D. Risher
Chief Executive Officer

November 12, 2003	/s/	Douglas S. Kearney

Douglas S. Kearney
Chief Financial Officer

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